EXHIBIT 23.2


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the 2000 Stock Incentive Plan of DOBI Medical International, Inc. of our report dated July 11, 2003, except for the second paragraph of Footnote 2, as to which the date is February 17, 2004, with respect to the 2002 financial statements of DOBI Medical International, Inc. and subsidiary, included in DOBI Medical International, Inc.'s Form 10-KSB for the year ended December 31, 2003, filed with the Securities and Exchange Commission.


/s/ Ernst & Young LLP
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MetroPark, New Jersey
December 2, 2004